Exhibit 23.2

ARTHUR ANDERSEN LLP

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Registration Statement on Form S-8 of Manpower Inc.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
August 2, 2001